                                                                    EXHIBIT 10.6


                       NONCOMPETITION, NONSOLICITATION AND
                            CONFIDENTIALITY AGREEMENT

         This NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY AGREEMENT ("Agreement"), entered into as of the ____ day of _________, 2001 (the "Effective Date"), is made by and between _________________________________
__________________________________________________ ("Shareholder") and THE
PROFIT RECOVERY GROUP INTERNATIONAL, INC., a Georgia corporation ("PRGX").

                              W I T N E S S E T H :

         WHEREAS, pursuant to that certain Agreement and Plan of Reorganization by and among PRGX, Howard Schultz & Associates International, Inc., a Texas corporation ("HSA-Texas") and others dated as of August 3, 2001 (the "Acquisition Agreement"), PRGX is acquiring substantially all of the assets of HSA-Texas, including all customer accounts of HSA-Texas in existence on the date hereof, which accounts are listed on Exhibit A attached hereto (the "HSA-Texas Accounts"); and

         WHEREAS, Shareholder is an employee of HSA-Texas and is a shareholder of HSA-Texas and, as such, have had access to (a) Proprietary Information about HSA-Texas, those entities designated as Subsidiaries on Schedule 1 attached hereto, which are directly or indirectly owned subsidiaries of HSA-Texas ("Subsidiaries") (collectively the Stock Companies and the Subsidiaries, being the "Affiliates") and HSA-Texas' Business, (b) information about the HSA-Texas Accounts and the employees of HSA-Texas and (c) other information about the HSA-Texas Business (as defined below) and the Affiliates that PRGX is purchasing pursuant to the Acquisition Agreement; and

         WHEREAS, the acquisition of the assets of HSA-Texas is structured as a reorganization qualifying under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, wherein HSA-Texas has received PRGX stock in exchange for the assets of HSA-Texas, and in conjunction therewith, the shareholders of HSA-Texas shall receive stock of PRGX upon liquidation of HSA-Texas, which shall serve as consideration for the Shareholder's entering into this Agreement; and

         WHEREAS, in order to induce PRGX to enter into and consummate the Acquisition Agreement, which HSA-Texas hereby acknowledges will benefit it and which the Shareholder acknowledges will benefit such Shareholder, the Shareholder has agreed to accept certain restrictions as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. The following definitions shall apply to this
Agreement:

                  (a) "HSA-Texas Business" means the business of (a) auditing accounts payable records, occupancy costs, vendor statements and direct to store delivery records to recover overpayments that are a result of missed credits, duplicated payments, overlooked allowances, incorrect invoices and other discrepancies, through its Global Data Services (GDS) Center, Associate Support Center, Occupancy Cost Audit Group, Statement Audit Group, Direct to Store Delivery Group and Commercial Audit Group and (b) operating a document imaging service bureau and selling and dealing in electronic document imaging and microfilming services.

                  (b) "Competing Business" means any Person that is engaged in or conducts a business substantially the same as the HSA-Texas Business.

                  (c) "Person" means and includes any individual, partnership, association, corporation, limited liability company, trust, unincorporated organization, or any other business entity or enterprise.

                  (d) "Proprietary Information" means information (written, oral, magnetic, photographic, optical, or in any other form or media) including but not limited to:

                            (i)     all data,  documents,  materials,  drawings,
or any other information in tangible form and marked "Secret," "Proprietary," "Confidential" or any similar marking;

                           (ii)     any and all ideas,  concepts,  know-how,
methods, techniques, structures, information, and materials relating to existing software products (including without limitation data-handling procedures and telecommunications) or for other products and software or firmware in various phases of research and development including source or object code and regardless of what medium such code is stored on, algorithms, routines, data structures, systems designs, diagrams, flow charts, designs, drawings, programmer notes, training materials, user manuals, processes, procedures, requirement specifications, design specifications, design notes, coding sheets, annotations, documentation, technical and engineering data and the structures, organization, sequence, designs, formulas and algorithms which reside in the software used by HSA-Texas and which are not generally known to the public or within the industries or trades in which HSA-Texas competes;

                           (iii)    any and all ideas, concepts, common
know-how, methods, techniques, structures, information, and materials relating to the design, development, engineering, invention, patent, patent application, manufacture, improvement of any and all equipment, components, devices, techniques, processes, or formulas (including without limitation, mask works, semiconductor chips, processors, memories, disk drives, tape heads, computer terminals, keyboards, storage devices, printers, testers, and optical character recognition devices) and any and all components, devices, techniques, or circuitry incorporated in any of the above which is or are constructed, designed, improved, altered, or used by HSA-Texas and which is not generally known to the public or within the industries in which HSA-Texas competes;

                           (iv)     internal  business  procedures and business
plans, including analytical methods and procedures, licenses and techniques, manufacturing information, and procedures such as formulations, processes and equipment, telecommunications, technical and engineering data, vendor names, other vendor information, purchasing information, financial information, configuration and design of computer and telecommunications network (including without limitation the network topology and software setup), service and operational manuals and documentation therefor, ideas for new products and services, price lists, or other pricing information, policy, and other such information which relates to the way HSA-Texas conducts its business and which is not generally known to the public;

                           (v)      information and documents  regarding the
identity of the clients, customers, or accounts of HSA-Texas, any projects or work performed for HSA-Texas' clients, customers, or accounts, any information or documents concerning potential clients, customers, or accounts of HSA-Texas from whom HSA-Texas is attempting or has attempted to obtain projects or work, any information concerning volume, rates, or contracts pertaining to HSA-Texas' clients, customers, or accounts or to any potential clients, customers, or accounts of HSA-Texas from whom HSA-Texas is attempting or has attempted to obtain projects or work;

                           (vi)     any and all information  and materials in
HSA-Texas' possession or under its control from any other Person which HSA-Texas is obligated to treat as confidential or proprietary (including, without limitation, all freight transaction information);

                           (vii)    patents, copyrights,  trademarks,
servicemarks, trade secrets and proprietary process of HSA-Texas as may exist from time to time, as well as business plans, strategies, concepts, prospects, financial data of HSA-Texas, and any other special or unique asset of HSA-Texas or method of operation; and

                           (viii)   any and all information  concerning the HSA-
Texas Business which is not generally known to the public or within the industries or trades in which HSA-Texas competes;

provided, however, that "Proprietary Information" shall not include any information that has been voluntarily disclosed to the public by HSA-Texas (except where such public disclosure has been made by HSA-Texas without authorization), that was already known (by means not in violation of any duty of nondisclosure to HSA-Texas or PRGX) to the recipient of such information at the time of disclosure to the recipient, that was disclosed to the recipient by a third party who had no duty of nondisclosure to HSA-Texas or PRGX, that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Proprietary Information may be marked by HSA-Texas or either HSA-Texas' Affiliates as "proprietary" or "secret" or with other words or markings of similar meaning, but such markings are not necessary for such information to constitute "Proprietary Information" hereunder.

                  (e) "Prospective Client" means any Person to whom or which the HSA-Texas has made oral presentations or proposals to or sent or delivered a written sales or servicing proposal or contract (but not solely an unsolicited general mass mailing) in connection with the HSA-Texas Business within 24 months prior to the Effective Date.

                  (f) "Territory"" means the areas listed on Schedule 2 attached hereto, which the parties acknowledge to be the geographic area in which HSA-Texas conducts HSA-Texas' Business on the Effective Date.

         2. COVENANTS OF SHAREHOLDER. The Shareholder acknowledges that PRGX would suffer substantial damage if PRGX's relations with the HSA-Texas Accounts deteriorated or if PRGX lost the HSA-Texas Accounts after the closing of the Acquisition Agreement. The covenants in this Section 2 are a material inducement to PRGX to enter into the Acquisition Agreement, and the amounts payable to HSA-Texas under the Acquisition Agreement are in past consideration for the covenants in this Section 2. The parties hereto acknowledge that the assets being purchased by PRGX are the core assets of the HSA-Texas Business, that the HSA-Texas Business is of a limited and unusual nature and that the scope of the HSA-Texas Business is sufficiently broad so that these restrictions shall apply throughout the Territory, and HSA-Texas and the Shareholder agree that the Territory is reasonable under the circumstances. The parties hereto further acknowledge that the Shareholder has been entrusted with knowledge and possession of Proprietary Information as a result of being a shareholder of HSA-Texas and that by virtue of the Shareholder's ownership of HSA-Texas and the knowledge of the HSA-Texas Business, PRGX would be deprived of the value of the core assets acquired by PRGX under the Acquisition Agreement if the Shareholder breaches the covenants contained herein. The parties hereto also acknowledge and agree that (i) the types and periods of restriction imposed in this Section 2 are fair and reasonable and are reasonably required in order to protect and maintain the Proprietary Information and the other proprietary interests of PRGX, other legitimate business interests of PRGX, and goodwill associated with the business of PRGX, including the HSA-Texas Business (including the HSA-Texas Accounts) acquired under the Acquisition Agreement, and (ii) the time, scope, geographic area, and other provisions of this Section 2 have been specifically negotiated by sophisticated commercial parties, represented by legal counsel, and are integral parts of the transactions contemplated by the Acquisition Agreement. Therefore, Shareholder agrees to the following covenants and agreements:

                  (a) Shareholder covenants that such Shareholder shall not, for a period of five (5) years from and after the Effective Date, except on behalf of PRGX, directly or indirectly, within the Territory (i) provide or perform services which are in competition with the HSA-Texas Business, either on its own behalf or on behalf of any other Person, whether as a shareholder, owner, partner, proprietor, agent, consultant, independent contractor or lender of a Competing Business or otherwise, or (ii) have a financial interest in or be in any way connected with or affiliated with any Competing Business. Nothing contained herein shall preclude the Shareholder from owning any shares of PRGX Common Stock or having a passive investment in less than one percent (1%) of the outstanding capital stock of any other publicly traded company that is, or is connected with or affiliated with, a Competing Business.

                  (b) For a period of five (5) years from and after the Effective Date, Shareholder shall hold in trust and in the strictest confidence and shall not disclose to anyone other than PRGX, or use, reproduce, distribute, disclose or otherwise disseminate to or for anyone other than PRGX, any Proprietary Information or any physical embodiments thereof utilized by HSA-Texas or any Affiliate in the HSA-Texas Business at any time prior to the acquisition of assets of HSA-Texas by PRGX on the date hereof; provided, with respect to any Proprietary Information utilized by HSA-Texas or any Affiliate prior to the date hereof that constitutes a trade secret under applicable law, Shareholder's obligation under this Section 2(b) shall remain in effect so long as such information retains its status as a trade secret. In no event shall Shareholder take any action causing any Proprietary Information disclosed to or developed by HSA-Texas or its Affiliates to lose its character or cease to qualify as Proprietary Information. Notwithstanding anything contained herein to the contrary, this Section 2(b) shall not limit in any manner the protection to PRGX with respect to its purchase of HSA-Texas' trade secrets otherwise afforded by law.

                  (c) For a period of five (5) years from and after the Effective Date, Shareholder covenants and agrees that such Shareholder will not, except with the prior written consent of PRGX signed by its President, directly or indirectly, solicit or call upon any of the HSA-Texas Accounts, former clients of HSA-Texas to which services have been provided by HSA-Texas within the last two (2) years prior to the Effective Date or any Prospective Client of HSA-Texas (or any employee or independent contractor of any such client or Prospective Client) for purposes of selling or providing any product, equipment or service, which is competitive with any product, equipment or service sold, leased, offered for sale or lease or under development by HSA-Texas during the twenty-four (24) month period immediately preceding the Effective Date. Notwithstanding anything contained herein to the contrary, this Section 2(c) shall not limit Shareholder from soliciting the HSA-Texas Accounts, former clients of HSA-Texas or any Prospective Client of HSA-Texas (or any employee or independent contractor of any such client or Prospective Client) to provide services which are not competitive with those provided by the HSA-Texas Business as of the Effective Date.

                  (d) For a period of five (5) years from and after the Effective Date Shareholder covenants and agrees that such Shareholder will not, without the prior written consent of PRGX signed by its President, directly or indirectly:

                           (i)      hire,  solicit,  entice,  persuade  or
induce, or attempt to hire, solicit, entice, persuade or induce any Person who was employed by, or performing services as an independent contractor or as an employee of an independent contractor for, HSA-Texas or an Affiliate and is subsequently hired or engaged by PRGX in connection with PRGX's acquisition of the HSA-Texas Business pursuant to the Acquisition Agreement, either to terminate such Person's employment with PRGX or to cease performing such services for PRGX; or

                           (ii)     authorize any Person to engage in or assist
any Person in any of the activities described in clause (i) of this subsection.

         3. SEVERABILITY. In the event that one or more of the words, phrases, sentences, clauses, sections, subdivisions or subsections contained herein shall be held invalid, this Agreement shall be construed as if such invalid portion had not been inserted, and if such invalidity shall be caused by the length of any period of time, the number or location of Persons, the size of any area, or the scope of the activities set forth in any part hereof, such period of time, number or location of Persons, area, or scope, or any combination thereof, shall be considered to be reduced to a period, number, location, area or scope which would cure such invalidity and which will be effective, binding and enforceable against Shareholder.

         4. REMEDIES. Shareholder agrees that if such Shareholder breaches any provision of this Agreement, the damage to PRGX would be difficult or impossible to ascertain, and money damages alone would not afford PRGX an adequate remedy for any such breach. Therefore, if Shareholder is in breach of this Agreement, the parties hereto agree that PRGX will be entitled, in addition to any and all rights and remedies as would be provided by law, to specific performance, injunctive, and other equitable relief (without being required to post bond or security and without having to prove the inadequacy of available remedies at law) to prevent or restrain a breach of this Agreement or otherwise to specifically enforce the provisions of Section 2 of this Agreement. The rights of PRGX to enforce the covenants in this Agreement are in addition to, and not in lieu of, any and all rights PRGX may have at law and in equity to protect its business interests. The existence of any claim, demand, action or cause of action that Shareholder may have against PRGX, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by PRGX of any of the covenants contained in Section 2 hereof.

         5. RIGHTS ARE CUMULATIVE AND EFFECT OF WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure to exercise nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         6. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Acquisition Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between PRGX, on the one hand, and Shareholder, on the other, with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be valid or binding upon PRGX unless made in writing and signed by a duly authorized officer of PRGX, or upon Shareholder unless made in writing and signed by Shareholder.

         7. ASSIGNMENT. This Agreement may not be assigned by Shareholder, and any purported assignment shall be void and ineffective. This Agreement may be assigned by PRGX to any Related Entity of PRGX without the consent of Shareholder and, in the event of a merger consolidation, reorganization or similar transaction of PRGX with a Person where such other Person is the surviving entity of such transaction, this Agreement may be assigned by PRGX without the prior consent of, but with notice to, the Shareholder. The provisions of this Agreement shall be binding upon and inure to the benefit of PRGX, Shareholder and their respective successors and permitted assigns. As used herein, "Related Entity" of PRGX means PRGX and all entities, whether now or hereafter existing, fifty-one percent (51%) or more of the outstanding capital stock of which is owned by any combination of PRGX and/or any Related Entity of the foregoing entities and which are engaged in substantially the same business as the business of PRGX regardless of the industry segment of its clients and/or which provide services or employees to PRGX or any Related Entity in connection with the operations thereof.

         8. NOTICES. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, sent by a recognized overnight delivery service which guarantees next-day delivery ("Overnight Delivery") or mailed by certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

         If to Shareholder:
                                  ----------------------------------------------
                                  ----------------------------------------------
                                  ----------------------------------------------
                                  Attention:
                                            ------------------------------------
                                  Telefax:
                                          --------------------------------------

         with a copy to:
                                  ----------------------------------------------
                                  ----------------------------------------------
                                  ----------------------------------------------
                                  Attention:
                                            ------------------------------------
                                  Telefax:
                                          --------------------------------------

         If to PRGX:              The Profit Recovery Group International, Inc.
                                  2300 Windy Ridge Parkway
                                  Suite 100 North
                                  Atlanta, GA  30339-8426
                                  Attention:  Clinton McKellar, Jr.,
                                  Senior Vice President and General Counsel
                                  Telefax:  (770) 779-3034

         with a copy to:          Arnall Golden Gregory, LLP
                                  2800 One Atlantic Center
                                  1201 West Peachtree Street
                                  Atlanta, Georgia  30309-3450
                                  Attention:  Jonathan Golden, Esq.
                                  Telefax:    (404) 873-8701

or at such other address as any party hereto notifies the other parties hereto in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by certified U.S. Mail, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a "business day" is a day on which U.S. national banks are open for business and shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

         9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. GOVERNING LAW. This Agreement, and all issues and matters related to this Agreement, shall be governed by and enforced and construed under the laws of the State of Texas.

         11. CONSTRUCTION. All personal pronouns in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders, and the singular shall include the plural and the plural shall include the singular, as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         12. ATTORNEYS' FEES. In the event a dispute arises in relation to this Agreement, the prevailing party thereto will be entitled to receive from the non-prevailing party all expenses, including reasonable attorneys' fees, incurred by the prevailing party in ascertaining such party's rights or in preparing to enforce, or in enforcing, such party's rights under this Agreement. The parties agree that the issue of which party(ies) constitute the "prevailing parties" will be submitted to the court for its determination.


         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed and delivered this Agreement as of the day and year first above written.

                                      PRGX:

                                      THE PROFIT RECOVERY GROUP
                                      INTERNATIONAL, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Its:
                                          --------------------------------------



                                      SHAREHOLDER:


                                      ------------------------------------------
                                      Name:
                                           -------------------------------------

                                    EXHIBIT A

                               HSA-TEXAS ACCOUNTS

                                   SCHEDULE 1

                                   AFFILIATES

Subsidiaries
H. Schultz & Associates Europe, N.V., a Belgian corporation
H. Schultz & Associates, N.V., a Belgian corporation
Howard Schultz & Associates Nederland, BV
HS&A France, S.A., a French corporation
H. Schultz & Asociados Espana, S.A., a Spanish corporation
H. Schultz & Associates Italia SRL, an Italian corporation
H. Schultz de Mexico, S.A. de C.V., a Mexican corporation Howard Schultz & Associates International (Thailand) Limited HS&A Imaging, Inc., a Texas corporation

Stock Companies
Howard Schultz & Associates (Asia) Limited
HS&A International Pte Ltd
Howard Schultz & Associates (Australia), Inc.
Howard Schultz & Associates (Canada), Inc.

Others
Howard Schultz & Partners (Deutschland) GmbH
Howard Schultz & Associates International Limited

                                   SCHEDULE 2

                                    TERRITORY


United States
Canada
Germany
China
Portugal
United Kingdom
Spain
Mexico
Italy
France
Thailand
Austria
The Benelux countries
Asia (China, Hong Kong, Thailand, Singapore)
Mexico
New Zealand
Australia


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